UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, CA		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Completion of Senior Subordinated Convertible Notes Offering

On August 11, 2017, BioMarin Pharmaceutical Inc. (the “Company”) completed its registered underwritten public offering of $450 million aggregate principal amount of its 0.599% Senior Subordinated Convertible Notes due 2024 (such notes, the “Notes,” and such offering, the “Offering”) pursuant to the underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, described in Item 8.01 below. The Company also granted the underwriters the option to purchase, within a period of 13 days from, and including, the date Notes are first issued, up to $45 million aggregate principal amount of additional Notes.

The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on August 8, 2016, which was effective upon filing (Registration No. 333-212974), including the prospectus supplement filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act, dated August 7, 2017, to the prospectus contained in the registration statement (the “Registration Statement”).

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture, dated as of August 11, 2017 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of August 11, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes will mature on August 1, 2024 (the “Maturity Date”), unless earlier converted or repurchased. The notes are unsecured, senior subordinated obligations of the Company and bear interest at a rate of 0.599% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2018.

Holders may convert their Notes at their option, at any time prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date, into shares of the Company’s common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate.

The Company may not redeem the Notes prior to the Maturity Date. If a Fundamental Change (as defined in the Indenture) occurs at any time, subject to certain conditions, holders may require the Company to repurchase all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The conversion rate for the Notes is initially 8.0212 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $124.67 per share of common stock, representing a conversion premium of approximately 40% over the last reported sale price of $89.05 per share of the Company’s common stock on The NASDAQ Global Select Market on August 7, 2017. The conversion rate is subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, holders of the Notes who convert their Notes in connection with a Make-Whole Fundamental Change (as defined in the Indenture), will, under certain circumstances, be entitled to an increase in the conversion rate.

The Indenture contains customary events of default including: (1) the Company’s failure to pay when due the principal of or premium, if any, on the Notes; (2) the Company’s failure to pay an installment of interest on any of the Notes for 30 days after the date when due; (3) the Company’s failure to deliver, when due, the consideration due upon conversion of any Note, and that failure continues for 10 days; (4) the Company’s failure to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after written notice of such failure, requiring us to remedy the same, shall have been given (a) to the Company by the Trustee or (b) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; (5) the Company’s failure to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $75.0 million, or there is an acceleration of indebtedness for borrowed money in an amount in excess of $75.0 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 60 days after written notice (a) to the Company by the Trustee or (ii) to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; (6) the Company’s failure to give notice of a Fundamental Change or a Make-Whole Fundamental Change, in each case, when due; and (7) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its significant subsidiaries.

If certain bankruptcy and insolvency-related Events of Defaults occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an event of default other than certain bankruptcy and insolvency-related events of defaults occurs and is continuing, the Trustee by notice to the Company, or the holders of the Notes of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company may, without the consent of the holders of the Notes, consolidate with, merge into or transfer all or substantially all of its consolidated assets to any corporation organized under the laws of the United States or any of its political subdivisions provided that: (1) the surviving entity (if not the Company) assumes all the Company’s obligations under the Indenture and the Notes, as provided in the Indenture; (2) at the time of and immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and (3) if the Company will not be the resulting or surviving corporation from the consolidation, merger or transfer, an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger or transfer complies with the Indenture, have been delivered to the Trustee.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference. The description of the Notes and the Indenture in this Current Report is a summary and is qualified in its entirety by the terms of the Indenture and the form of Note included therein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On August 7, 2017, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (the “Underwriters”), pursuant to which the Company agreed to sell $450 million aggregate principal amount of Notes and, at the option of the Underwriters, up to an additional $45 million aggregate principal amount of Notes.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.

The Company estimates that net proceeds from the Offering will be approximately $437.9 million, after deducting the underwriters’ discounts and estimated transaction expenses associated with the Offering payable by the Company. The Company intends to use a majority of the net proceeds from the Offering to repay, repurchase or settle in cash some or all of its 0.75% senior subordinated convertible notes due in October 2018, although the Company does not intend to effect any such repayment or repurchase concurrently with the Offering. The Company intends to use the remaining net proceeds from the Offering for general corporate purposes, including clinical trials of its product candidates and the expansion of its manufacturing capability for its gene therapy program. The Company may also use the proceeds to fund acquisitions of businesses, technologies or product lines that complement its current business.

In connection with the offering of the Notes, the Company is filing the opinion and consent of its counsel, Cooley LLP, regarding the validity of the securities being registered as Exhibits 5.1 and 23.1 hereto, respectively.

On August 7, 2017, the Company issued a press release announcing the commencement of the Offering and a press release announcing the pricing of the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Offering and the Company’s expectations regarding the expected net proceeds from the offering and use of those net proceeds. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 7, 2017, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.

4.1	Base Indenture, dated August 11, 2017, between the Company and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated August 11, 2017, between the Company and Wilmington Trust, National Association, as Trustee (including the form of 0.599% Senior Subordinated Convertible Note due 2024).

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release of the Company dated August 7, 2017.

99.2	Press Release of the Company dated August 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMARIN PHARMACEUTICAL INC.

Date: August 11, 2017	By:	/s/ G. Eric Davis
G. Eric Davis Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 7, 2017, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.

4.1	Base Indenture, dated August 11, 2017, between the Company and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated August 11, 2017, between the Company and Wilmington Trust, National Association, as Trustee (including the form of 0.599% Senior Subordinated Convertible Note due 2024).

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release of the Company dated August 7, 2017.

99.2	Press Release of the Company dated August 7, 2017.